UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported)
                                  JUNE 13, 2005


                                  NELNET, INC.
             (Exact name of registrant as specified in its charter)


             NEBRASKA                  001-31924               84-0748903
   (State or other jurisdiction       (Commission           (I.R.S. Employer
         of incorporation)            File Number)          Identification No.)

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                         121 SOUTH 13TH STREET
                               SUITE 201
                           LINCOLN, NEBRASKA                            68508
                (Address of principal executive offices)             (Zip Code)
Registrant's telephone number, including area code (402) 458-2370
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

      Item 8.01  Other Events.

               One June 13, 2005, Nelnet, Inc. issued a press release announcing it acquired an 80% interest in FACTS Management Co. A copy of the press release is attached as an exhibit to this Report. The payment for acquisition of such stock and other related contractual commitments was $52.25 million. The acquisition is expected to be immediately accretive, though not material, to Nelnet's base net income.

               In conjunction with the transaction, certain affiliates of the selling parties will make an equity investment in Nelnet by purchasing restricted shares of Nelnet's Class A Common Stock from Angela Muhleisen in a privately negotiated transaction.


       Item 9.01  Financial Statements and Exhibits.

               (c) Exhibits. The following exhibit is filed as part of this
                   Report:

                  99.1  - Press release dated June 13, 2005 - "Nelnet and
                          FACTS Management Co. join to broaden services"

                                   SIGNATURES


               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 13, 2005

                                        NELNET, INC.



                                        By:  /s/ TERRY J. HEIMES
                                           --------------------------------
                                             Terry J. Heimes
                                             Title:  Chief Financial Officer

                                EXHIBIT INDEX


Exhibit No.        Description
-----------        -----------

99.1 Press release dated June 13, 2005 - "Nelnet and FACTS Management Co. join to broaden services"